EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of Conseco, Inc. on Form S-8 (File Nos. 33-57931, 33-58710, 333-83607 and
333-68466) of our report dated July 11, 2003, on our audits of the financial statements and supplemental schedule of the ConsecoSave Plus Plan as of December 31, 2002 and 2001, and for the year ended December 31, 2002, which report is included in this Annual Report on Form 11-K.




                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP




Indianapolis, Indiana
July 11, 2003